SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2004

Ciprico Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-11336	411749708
(Commission File Number)	(IRS Employer Identification No.)

17400 Medina Road

Plymouth, MN 55447

(Address of Principal Executive Offices and Zip Code)

(763) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

The Company announces that the next annual meeting of its shareholders will be held on July 28, 2004 at 3:30 p.m. (Central Time) at the Company’s corporate headquarters in Plymouth, Minnesota.  Only shareholders of record as shown on the books of the Company at the close of business on June 28, 2004 will be entitled to vote at the annual meeting or any adjournment thereof.  The Company intends to file its proxy statement with the Securities and Exchange Commission and mail the proxy statement to its shareholders on or about July 7, 2004.

The Company delayed the date for its annual meeting by more than 30 calendar days from the anniversary of its last annual meeting that was held on January 23, 2003.  Any shareholder who wants to submit a shareholder proposal for inclusion in the Company’s proxy material has to do so a reasonable time prior to the printing and mailing of the Company’s proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPRICO INC.

	By	/s/ Thomas S. Wargolet
Date: May 28, 2004	Thomas S. Wargolet
Vice President of Finance / Chief Financial Officer